Exhibit 32.2

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Kansas City Power & Light Company (the "Company") for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William H. Downey, as President and Chief Executive Officer of the Company, and Terry Bassham, as Executive Vice President - Finance and Strategic Development and Chief Financial Officer of Great Plains Energy Incorporated, the parent company of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

       (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ William H. Downey

Name: Title:	William H. Downey President and Chief Executive Officer Kansas City Power & Light Company
Date:	May 6, 2005

/s/ Terry Bassham

Name: Title:	Terry Bassham Executive Vice President - Finance and Strategic Development and Chief Financial Officer Great Plains Energy Incorporated
Date:	May 6, 2005

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent this Exhibit 32.2 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kansas City Power & Light Company and will be retained by Kansas City Power & Light Company and furnished to the Securities and Exchange Commission or its staff upon request.